Exhibit 10.2

Amendment No. 1

To

Renewable Hydrocarbons Purchase and Sale Agreement

This Amendment (this “Amendment”), made as of October 4, 2021 (the “Amendment Effective Date”), by and Gevo, Inc., a Delaware corporation (“Seller”), and Trafigura Trading LLC, a Delaware corporation (“Buyer”), amends the Renewable Hydrocarbons Purchase and Sale Agreement dated as of August 14, 2020 (the “Agreement”). Each of Seller and Buyer is referred to in this Amendment as a “Party” and collectively are referred to herein as the “Parties.” Capitalized terms not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:

1.	Section 2.2(b) is hereby amended by replacing “December 31, 2021” with “June 30, 2022”.

2.

This Amendment: (a) constitutes the entire agreement between the parties with respect to the amendment(s) set forth herein and supersedes all prior understandings, agreements, written or oral, between the parties relating thereto; and (b) shall prevail over any conflicting terms and conditions in the Agreement. Except to the extent amended hereby, the Agreement shall be and remain in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

Gevo, Inc.	Trafigura Trading LLC

/s/ Timothy Cesarek	/s/ Corey Prologo
Name: Timothy Cesarek	Name: Corey Prologo
Title: Chief Commercial Officer	Title: Director

/s/ Robert Kreider
Name: Robert Kreider
Title: Director

Signature Page – Amendment No. 1 to Purchase and Sale Agreement